Exhibit 99.1

EXHIBIT A

IMAGE INVESTORS CO.

C/O METROMEDIA COMPANY

21 MAIN STREET — COURT PLAZA SOUTH

HACKENSACK, NEW JERSEY  07601

OFFICERS

NAME	POSITION WITH IMAGE INVESTORS CO.	PRINCIPAL OCCUPATION OR EMPLOYMENT

John W. Kluge	President; Director	Chairman and President Metromedia Company (Telecommunications, Hospitality and Food Services and other Investments)

Stuart Subotnick	Executive Vice President; Director	Executive Vice President, Metromedia Company

David A. Persing	Senior Vice President, General Counsel & Secretary	Senior Vice President, General Counsel & Secretary, Metromedia Company

Robert A. Maresca	Senior Vice President and Treasurer	Senior Vice President, Metromedia Company

Seymour Wigod	Senior Vice President	Senior Vice President, Metromedia Company

Silvia Kessel	Senior Vice President	Senior Vice President, Metromedia Company

David Gassler	Vice President & Controller	Vice President & Controller, Metromedia Company

Paul L. Cevoli	Vice President — Tax

Tanya Taylor	Assistant Secretary	Assistant General Counsel & Assistant Secretary

JOINT FILING AGREEMENT

                Pursuant to Rule 13d-1(k) (1) (iii) promulgated under the Securities and Exchange Act of 1934, as amended, the undersigned agree that the Statement to which this Exhibit is attached is filed on behalf of each of them.

Dated as of: December 2, 2004

s/Stuart Subotnick
Stuart Subotnick
Executive Vice President
Image Investor Co.

s/John W. Kluge
John W. Kluge

s/Stuart Subotnick
Stuart Subotnick